Broadridge Reports First Quarter Fiscal 2025 Results
Recurring revenues grew 3%; up 4% constant currency
Closed sales rose 21% to $57 million
Diluted EPS was $0.68 and Adjusted EPS was $1.00
Raising FY’25 guidance to include 6-8% Recurring revenue growth constant currency;
reaffirming 8-12% Adjusted EPS growth
NEW YORK, N.Y., November 5, 2024 - Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the first quarter ended September 30, 2024 of its fiscal year 2025. Results compared with the same period last year were as follows:

Summary Financial Results	First Quarter
Dollars in millions, except per share data	2025	2024	Change

Recurring revenues	$900	$871	3%
Constant currency growth (Non-GAAP)			4%
Total revenues	$1,423	$1,431	(1%)

Operating income	$134	$148	(9%)
Margin	9.4%	10.4%

Adjusted Operating income (Non-GAAP)	$185	$199	(7%)
Margin (Non-GAAP)	13.0%	13.9%

Diluted EPS	$0.68	$0.76	(11%)
Adjusted EPS (Non-GAAP)	$1.00	$1.09	(8%)

Closed sales	$57	$48	21%

“Broadridge’s first quarter results keep us on track to deliver a strong fiscal year 2025,” said Tim Gokey, Broadridge CEO. “In a seasonally small quarter, Recurring revenue constant currency grew 4% and Adjusted EPS was $1.00. Closed sales rose 21%, highlighting continued strong demand for our solutions.

“We continue to execute on our strategy to democratize and digitize investing, simplify and innovate trading, and modernize wealth management. That execution is driving our results in the form of strong sales, a growing sales pipeline, and continued product innovation,” he continued.

“We are raising our Fiscal Year 2025 outlook for Recurring revenue growth to 6-8%, reflecting strong organic growth and our recently closed acquisition of SIS. We are also reaffirming our guidance of 8-12% Adjusted EPS growth and strong Closed sales of $290-330 million,” Mr. Gokey concluded.

Fiscal Year 2025 Financial Guidance

	FY’25 Guidance	Updates
Recurring revenue growth constant currency (Non-GAAP)	6 - 8%	Previously 5-7%
Adjusted Operating income margin (Non-GAAP)	~20%	No Change
Adjusted Earnings per share growth (Non-GAAP)	8 - 12%	No Change
Closed sales	$290 - $330M	No Change
Financial Results for First Quarter Fiscal Year 2025 compared to First Quarter Fiscal Year 2024
•Total revenues decreased 1% to $1,423 million from $1,431 million.
◦Recurring revenues increased $29 million, or 3%, to $900 million. Recurring revenue growth constant currency (Non-GAAP) was 4%, driven by Net New Business in ICS and Internal Growth in GTO.
◦Event-driven revenues decreased $24 million, or 28%, to $63 million, driven by lower corporate action activity and lower volume of mutual fund proxy communications.
◦Distribution revenues decreased $13 million, or 3%, to $460 million, driven by lower volume of event-driven mailings partially offset by the postage rate increase of approximately $23 million.
•Operating income was $134 million, a decrease of $14 million, or 9%. Operating income margin decreased to 9.4%, compared to 10.4% for the prior year period, primarily due to lower event-driven revenues partially offset by higher Recurring revenues.
◦Adjusted Operating income was $185 million, a decrease of $14 million, or 7%. Adjusted Operating income margin was 13.0% compared to 13.9% for the prior year period. The combination of lower distribution revenue and modestly higher float income negatively impacted margins by 30 basis points.
•Interest expense, net was $32 million, a decrease of $1 million, primarily due to a decrease in average borrowings.
•The effective tax rate was 20.4% compared to 19.5% in the prior year period. The effective tax rate for the three months ended September 30, 2024 was primarily driven by a decrease in discrete tax benefits relative to pre-tax income due to a lower excess tax benefit related to equity compensation.
•Net earnings decreased 12% to $80 million and Adjusted Net earnings decreased 9% to $118 million.
◦Diluted earnings per share decreased 11% to $0.68, compared to $0.76 in the prior year period, and
◦Adjusted earnings per share decreased 8% to $1.00, compared to $1.09 in the prior year period.
Segment and Other Results for First Quarter Fiscal Year 2025 compared to First Quarter Fiscal Year 2024
Investor Communication Solutions (“ICS”)
•Total revenues were $1,016 million, a decrease of $13 million, or 1%.
◦Recurring revenues increased $24 million or 5%, to $493 million. Recurring revenue growth constant currency (Non-GAAP) was 5%, driven by Net New Business.
◦By product line, Recurring revenue growth and Recurring revenue growth constant currency (Non-GAAP) were as follows:
▪Regulatory rose 6% and 6%, respectively, which included the impact of equity position growth of 3% and mutual fund/ETF position growth of 6%.
▪Data-driven fund solutions rose 6% and 6%, respectively, driven primarily by growth in our global distribution insights and retirement and workplace products.
▪Issuer rose 8% and 8%, respectively, driven by growth in shareholder engagement solutions and disclosure solutions products.

▪Customer communications rose 3% and 3%, respectively, driven by growth in print revenues and digital communications.
◦Event-driven revenues decreased $24 million, or 28%, to $63 million, driven by lower corporate action activity and lower volume of mutual fund proxy communications.
◦Distribution revenues decreased $13 million, or 3%, to $460 million, driven by lower volume of event-driven mailings partially offset by the postage rate increase of approximately $23 million.
•Earnings before income taxes decreased by $19 million, or 16%, to $97 million, as the benefit from higher Recurring revenue was more than offset by lower event-driven revenue. Operating expenses rose 1%, or $6 million to $919 million as lower distribution volumes more than offset the impact of the postage rate increase.
•Pre-tax margins decreased to 9.5% from 11.2% in the prior period.
Global Technology and Operations (“GTO”)
•Recurring revenues were $407 million, an increase of $5 million, or 1%. Recurring revenue growth constant currency (Non-GAAP) was 2%, all organic, driven by Internal Growth. Net New Business was flat as revenue from new sales was offset by losses.
•By product line, Recurring revenue growth and the corresponding Recurring revenue growth constant currency (Non-GAAP) were as follows:
◦Capital Markets rose 5% and 5%, respectively, driven by Net New Business and Internal Growth. Internal Growth benefited from higher trading volumes.
◦Wealth and Investment Management declined 5% and 4%, respectively, driven primarily by the ongoing impact of a large client loss which reduced revenue growth by approximately 10 points.
•Earnings before income taxes were $47 million, an increase of $14 million, or 41% from a combination of higher revenues and lower expenses, including lower labor costs.
•Pre-tax margins increased to 11.6% from 8.4%.
Other
•Loss before income tax increased to $44 million from $36 million in the prior year period, primarily due to higher compensation and other Corporate expenses, including Acquisition and Integration Costs of $2 million.
Acquisition of SIS
On November 1, 2024, the Company completed the acquisition of Kyndryl’s Securities Industry Services (“SIS”) business (“SIS Business”) to provide wealth management, capital markets, and information technology solutions in Canada, expanding the Company’s product offerings in the GTO reportable segment. The total purchase price, translated to U.S. dollars, was approximately $185 million.
Earnings Conference Call
An analyst conference call will be held today, November 5, 2024 at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the live event and access the slide presentation, visit Broadridge’s Investor Relations website at www.broadridge-ir.com prior to the start of the webcast. To listen to the call, investors may also dial 1-877-328-2502 within the United States and international callers may dial 1-412-317-5419. A replay of the webcast will be available and can be accessed in the same manner as the live webcast at the Broadridge Investor Relations site. Through November 12, 2024, the recording will also be available by dialing 1-877-344-7529 within the United States or 1-412-317-0088 for international callers, using passcode 7370329 for either dial-in number.

Explanation and Reconciliation of the Company’s Use of Non-GAAP Financial Measures
The Company’s results in this press release are presented in accordance with U.S. GAAP except where otherwise noted. In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”). These Non-GAAP measures are Adjusted Operating income, Adjusted Operating income margin, Adjusted Net earnings, Adjusted earnings per share, Free cash flow, and Recurring revenue growth constant currency. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.
The Company believes our Non-GAAP financial measures help investors understand how management plans, measures and evaluates the Company’s business performance. Management believes that Non-GAAP measures provide consistency in its financial reporting and facilitates investors’ understanding of the Company’s operating results and trends by providing an additional basis for comparison. Management uses these Non-GAAP financial measures to, among other things, evaluate our ongoing operations, and for internal planning and forecasting purposes. In addition, and as a consequence of the importance of these Non-GAAP financial measures in managing our business, the Company’s Compensation Committee of the Board of Directors incorporates Non-GAAP financial measures in the evaluation process for determining management compensation.
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Earnings and Adjusted Earnings Per Share
These Non-GAAP measures are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items the exclusion of which management believes provides insight regarding our ongoing operating performance. Depending on the period presented, these adjusted measures exclude the impact of certain of the following items:
(i) Amortization of Acquired Intangibles and Purchased Intellectual Property, which represent non-cash amortization expenses associated with the Company’s acquisition activities
(ii) Acquisition and Integration Costs, which represent certain transaction and integration costs associated with the Company’s acquisition activities.
We exclude Acquisition and Integration Costs from our Adjusted Operating income (as applicable) and other adjusted earnings measures because excluding such information provides us with an understanding of the results from the primary operations of our business and enhances comparability across fiscal reporting periods, as these items are not reflective of our underlying operations or performance.
We also exclude the impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, as these non-cash amounts are significantly impacted by the timing and size of individual acquisitions and do not factor into the Company's capital allocation decisions, management compensation metrics or multi-year objectives. Furthermore, management believes that this adjustment enables better comparison of our results as Amortization of Acquired Intangibles and Purchased Intellectual Property will not recur in future periods once such intangible assets have been fully amortized. Although we exclude Amortization of Acquired Intangibles and Purchased Intellectual Property from our adjusted earnings measures, our management believes that it is important for investors to understand that these intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.
Free cash flow
In addition to the Non-GAAP financial measures discussed above, we provide Free cash flow information because we consider Free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated that could be used for dividends, share repurchases, strategic acquisitions, other investments, as well as debt servicing. Free cash flow is a Non-GAAP financial measure and is defined by the Company as Net cash flows provided by operating activities less Capital expenditures as well as Software purchases and capitalized internal use software.

Recurring revenue growth constant currency
As a multi-national company, we are subject to variability of our reported U.S. dollar results due to changes in foreign currency exchange rates. The exclusion of the impact of foreign currency exchange fluctuations from our Recurring revenue growth, or what we refer to as amounts expressed “on a constant currency basis,” is a Non-GAAP measure. We believe that excluding the impact of foreign currency exchange fluctuations from our Recurring revenue growth provides additional information that enables enhanced comparison to prior periods.
Changes in Recurring revenue growth expressed on a constant currency basis are presented excluding the impact of foreign currency exchange fluctuations. To present this information, current period results for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the corresponding period of the comparative year, rather than at the actual average exchange rates in effect during the current fiscal year.
Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be,” “on track,” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2025 Financial Guidance” section and statements about our three-year objectives are forward-looking statements.
These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors described and discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended June 30, 2024 (the “2024 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2024 Annual Report.
These risks include:
•changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge;
•Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms;
•a material security breach or cybersecurity attack affecting the information of Broadridge’s clients;
•declines in participation and activity in the securities markets;
•the failure of Broadridge's key service providers to provide the anticipated levels of service;
•a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services;
•overall market, economic and geopolitical conditions and their impact on the securities markets;
•the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients;
•Broadridge’s failure to keep pace with changes in technology and demands of its clients;
•competitive conditions;
•Broadridge’s ability to attract and retain key personnel; and
•the impact of new acquisitions and divestitures.
There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.
Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.
About Broadridge
Broadridge Financial Solutions (NYSE: BR), a global Fintech leader with over $6 billion in revenues, provides the critical infrastructure that powers investing, corporate governance and communications to enable better financial lives. We deliver technology-driven solutions to banks, broker-dealers, asset and wealth managers and public companies. Broadridge's infrastructure serves as a global communications hub enabling corporate governance by linking thousands of public companies and mutual funds to tens of millions of individual and institutional investors around the world. In addition, Broadridge's technology and operations platforms underpin the daily trading of on average more than U.S. $10 trillion of equities, fixed income and other securities globally. A certified Great Place to Work®, Broadridge is a part of the S&P 500® Index, employing over 14,000 associates in 21 countries. For more information about Broadridge, please visit www.broadridge.com.
Contact Information
Investors
broadridgeir@broadridge.com

Media
Gregg.rosenberg@broadridge.com

Condensed Consolidated Statements of Earnings
(Unaudited)

In millions, except per share amounts	Three Months Ended September 30,
	2024	2023
Revenues	$1,422.9	$1,431.1
Operating expenses:
Cost of revenues	1,075.0	1,075.3
Selling, general and administrative expenses	213.4	207.3
Total operating expenses	1,288.4	1,282.6
Operating income	134.4	148.4
Interest expense, net	(32.3)	(33.4)
Other non-operating income (expenses), net	(1.9)	(2.1)
Earnings before income taxes	100.3	112.9
Provision for income taxes	20.5	22.0
Net earnings	$79.8	$90.9

Basic earnings per share	$0.68	$0.77
Diluted earnings per share	$0.68	$0.76

Weighted-average shares outstanding:
Basic	116.9	117.9
Diluted	118.1	119.2

Amounts may not sum due to rounding.

Condensed Consolidated Balance Sheets
(Unaudited)

In millions, except per share amounts	September 30, 2024	June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$292.8	$304.4
Accounts receivable, net of allowance for doubtful accounts of $10.3 and $9.7, respectively	895.3	1,065.6
Other current assets	162.2	170.9
Total current assets	1,350.2	1,540.9
Property, plant and equipment, net	160.3	162.2
Goodwill	3,511.7	3,469.4
Intangible assets, net	1,265.4	1,307.2
Deferred client conversion and start-up costs	882.0	892.1
Other non-current assets	847.4	870.6
Total assets	$8,017.1	$8,242.4
Liabilities and Stockholders’ Equity
Current liabilities:
Payables and accrued expenses	$771.4	$1,194.4
Contract liabilities	201.1	227.4
Total current liabilities	972.4	1,421.8
Long-term debt	3,585.9	3,355.1
Deferred taxes	256.3	277.3
Contract liabilities	457.4	469.2
Other non-current liabilities	538.5	550.9
Total liabilities	5,810.7	6,074.2
Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: Authorized, 650.0 shares; issued, 154.5 and 154.5 shares, respectively; outstanding, 116.9 and 116.7 shares, respectively	1.6	1.6
Additional paid-in capital	1,580.3	1,552.5
Retained earnings	3,412.0	3,435.1
Treasury stock, at cost: 37.6 and 37.8 shares, respectively	(2,484.9)	(2,489.2)
Accumulated other comprehensive income (loss)	(302.5)	(331.7)
Total stockholders’ equity	2,206.4	2,168.2
Total liabilities and stockholders’ equity	$8,017.1	$8,242.4

Amounts may not sum due to rounding.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

In millions	Three Months Ended September 30,
	2024	2023
Cash Flows From Operating Activities
Net earnings	$79.8	$90.9
Adjustments to reconcile net earnings to net cash flows from operating activities:
Depreciation and amortization	32.3	29.4
Amortization of acquired intangibles and purchased intellectual property	48.2	50.8
Amortization of other assets	42.8	39.3
Write-down of long-lived assets and related charges	0.1	5.6
Stock-based compensation expense	14.9	16.4
Deferred income taxes	(17.3)	2.2
Other	(7.6)	(15.3)
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Accounts receivable, net	179.8	68.4
Other current assets	8.7	(8.6)
Payables and accrued expenses	(453.7)	(294.2)
Contract liabilities	(21.8)	(7.8)
Other non-current assets	(28.7)	(38.8)
Other non-current liabilities	(3.0)	(0.3)
Net cash flows from operating activities	(125.5)	(62.0)
Cash Flows From Investing Activities
Capital expenditures	(7.9)	(4.7)
Software purchases and capitalized internal use software	(24.2)	(9.7)
Acquisitions, net of cash acquired	(8.0)	—
Net cash flows from investing activities	(40.1)	(14.4)
Cash Flows From Financing Activities
Debt proceeds	470.0	462.7
Debt repayments	(240.0)	(192.7)
Dividends paid	(93.4)	(85.6)
Purchases of Treasury stock	(0.3)	(161.1)
Proceeds from exercise of stock options	17.8	37.7
Other financing activities	(2.3)	(3.7)
Net cash flows from financing activities	151.8	57.3
Effect of exchange rate changes on Cash and cash equivalents	2.1	0.8
Net change in Cash and cash equivalents	(11.6)	(18.3)
Cash and cash equivalents, beginning of period	304.4	252.3
Cash and cash equivalents, end of period	$292.8	$234.0

Amounts may not sum due to rounding.

Segment Results
(Unaudited)

In millions	Three Months Ended September 30,
	2024	2023
Revenues
Investor Communication Solutions	$1,015.6	$1,028.6
Global Technology and Operations	407.2	402.4
Total	$1,422.9	$1,431.1

Earnings before Income Taxes
Investor Communication Solutions	$96.5	$115.2
Global Technology and Operations	47.4	33.7
Other	(43.7)	(36.0)
Total	$100.3	$112.9

Pre-tax margins:
Investor Communication Solutions	9.5%	11.2%
Global Technology and Operations	11.6%	8.4%

Amortization of acquired intangibles and purchased intellectual property
Investor Communication Solutions	$11.6	$11.4
Global Technology and Operations	36.6	39.4
Total	$48.2	$50.8

Amounts may not sum due to rounding.

Supplemental Reporting Detail - Additional Product Line Reporting
(Unaudited)

In millions	Three Months Ended September 30,
	2024	2023	% Change
Investor Communication Solutions
Regulatory	$189.9	$179.4	6%
Data-driven fund solutions	108.0	101.8	6%
Issuer	30.9	28.5	8%
Customer communications	164.2	159.1	3%
Total ICS Recurring revenues	493.1	468.8	5%

Equity and other	21.1	40.8	(48%)
Mutual funds	41.9	46.1	(9%)
Total ICS Event-driven revenues	63.0	86.9	(28%)

Distribution revenues	459.5	473.0	(3%)

Total ICS Revenues	$1,015.6	$1,028.6	(1%)

Global Technology and Operations
Capital markets	$261.0	$248.5	5%
Wealth and investment management	146.2	153.9	(5%)
Total GTO Recurring revenues	407.2	402.4	1%

Total Revenues	$1,422.9	$1,431.1	(1%)

Revenues by Type
Recurring revenues	$900.3	$871.2	3%
Event-driven revenues	63.0	86.9	(28%)
Distribution revenues	459.5	473.0	(3%)
Total Revenues	$1,422.9	$1,431.1	(1%)

Amounts may not sum due to rounding.

Select Operating Metrics
(Unaudited)

In millions	Three Months Ended September 30,
	2024	2023	Change

Closed sales (a)	$57.5	$47.6	21%

Record Growth (b)
Equity positions (Stock records)	3%	8%
Mutual fund/ETF positions (Interim records)	6%	3%

Internal Trade Growth (c)	10%	15%

Amounts may not sum due to rounding.

(a) Refer to the “Results of Operations” section of Broadridge’s Form 10-Q for a description of Closed sales and its calculation.
(b) Record Growth is comprised of stock record growth and interim record growth. Stock record growth (also referred to as ”SRG” or “equity position growth”) measures the estimated annual change in positions eligible for equity proxy materials. Interim record growth (also referred to as “IRG” or “mutual fund/ETF position growth”) measures the estimated change in mutual fund and exchange traded fund positions eligible for interim communications. These metrics are calculated from equity proxy and mutual fund/ETF position data reported to Broadridge for the same issuers or funds in both the current and prior year periods.
(c) Represents the estimated change in daily average trade volumes for clients whose contracts are linked to trade volumes and who were on Broadridge’s trading platforms in both the current and prior year periods.

Reconciliation of Non-GAAP to GAAP Measures
(Unaudited)

In millions, except per share amounts	Three Months Ended September 30,
	2024	2023
Reconciliation of Adjusted Operating Income
Operating income (GAAP)	$134.4	$148.4
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	48.2	50.8
Acquisition and Integration Costs	2.2	—
Adjusted Operating income (Non-GAAP)	$184.8	$199.3
Operating income margin (GAAP)	9.4%	10.4%
Adjusted Operating income margin (Non-GAAP)	13.0%	13.9%

Reconciliation of Adjusted Net earnings
Net earnings (GAAP)	$79.8	$90.9
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	48.2	50.8
Acquisition and Integration Costs	2.2	—
Subtotal of adjustments	50.3	50.8
Tax impact of adjustments (a)	(11.9)	(12.2)
Adjusted Net earnings (Non-GAAP)	$118.3	$129.6

Reconciliation of Adjusted EPS
Diluted earnings per share (GAAP)	$0.68	$0.76
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	0.41	0.43
Acquisition and Integration Costs	0.02	—
Subtotal of adjustments	0.43	0.43
Tax impact of adjustments (a)	(0.10)	(0.10)
Adjusted earnings per share (Non-GAAP)	$1.00	$1.09
(a) Calculated using the GAAP effective tax rate, adjusted to exclude $3.1 million and $5.0 million of excess tax benefits associated with stock-based compensation for the three months ended September 30, 2024, and 2023, respectively. For purposes of calculating the Adjusted earnings per share, the same adjustments were made on a per share basis.

	Three Months Ended September 30,
	2024	2023
Reconciliation of Free cash flow
Net cash flows from operating activities (GAAP)	$(125.5)	$(62.0)
Capital expenditures and Software purchases and capitalized internal use software	(32.1)	(14.4)
Free cash flow (Non-GAAP)	$(157.6)	$(76.4)

Reconciliation of Recurring Revenue Growth Constant Currency

	Three Months Ended September 30, 2024
Investor Communication Solutions	Regulatory	Data-Driven Fund Solutions	Issuer	Customer Comms.	Total
Recurring revenue growth (GAAP)	6%	6%	8%	3%	5%
Impact of foreign currency exchange	0%	0%	0%	0%	0%
Recurring revenue growth constant currency (Non-GAAP)	6%	6%	8%	3%	5%

	Three Months Ended September 30, 2024
Global Technology and Operations	Capital Markets	Wealth and Investment Management	Total
Recurring revenue growth (GAAP)	5%	(5%)	1%
Impact of foreign currency exchange	0%	1%	0%
Recurring revenue growth constant currency (Non-GAAP)	5%	(4%)	2%

Three Months Ended September 30, 2024
Consolidated	Total
Recurring revenue growth (GAAP)	3%
Impact of foreign currency exchange	0%
Recurring revenue growth constant currency (Non-GAAP)	4%

Amounts may not sum due to rounding.

Fiscal Year 2025 Guidance
Reconciliation of Non-GAAP to GAAP Measures
Adjusted Earnings Per Share Growth and Adjusted Operating Income Margin
(Unaudited)

FY25 Recurring revenue growth
Impact of foreign currency exchange (a)	(0.5%) - 0%
Recurring revenue growth constant currency (Non-GAAP)	6 - 8%

FY25 Adjusted Operating income margin (b)
Operating income margin % (GAAP)	~17%
Adjusted Operating income margin % (Non-GAAP)	~20%

FY25 Adjusted earnings per share growth rate (c)
Diluted earnings per share (GAAP)	20 - 25% growth
Adjusted earnings per share (Non-GAAP)	8 - 12% growth

(a) Based on forward rates as of September 2024.
(b) Adjusted Operating income margin guidance (Non-GAAP) is adjusted to exclude the approximately $200 million impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs.
(c) Adjusted earnings per share growth guidance (Non-GAAP) is adjusted to exclude the approximately $1.35 per share impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs, and is calculated using diluted shares outstanding.